UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2016 (June 1, 2016)

Realogy Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Park Avenue

Madison, NJ 07940

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1. Indenture and Senior Notes due 2023

On June 1, 2016, Realogy Group LLC, a Delaware limited liability company (the “Company”), together with Realogy Co-Issuer Corp., a Florida corporation and the Company’s wholly-owned subsidiary (the “Co-Issuer” and, together with the Company, the “Issuers”), issued $500 million aggregate principal amount of 4.875% Senior Notes due 2023 (the “Notes”), under an indenture, dated as of June 1, 2016 (the “Indenture”), among the Issuers, Realogy Holdings Corp., a Delaware corporation and indirect parent of the Company (“Holdings”), the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee for the Notes (the “Trustee”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Company used the net proceeds from the offering of the Notes of approximately $495 million to reduce outstanding borrowings under its revolving credit facility and intends to use the remaining balance for general corporate purposes, which may include additional debt transactions. The Company continues to evaluate a potential debt transaction in which the Company would extend the maturity date on its Term Loan B facility and reduce the outstanding principal amount under such facility. There can be no assurances that the Company will be able to complete any such transaction on acceptable terms or at all, and its ability to do so will depend upon numerous factors such as market conditions, many of which are outside the Company’s control.

The Notes are unsecured senior obligations of the Company and will mature on June 1, 2023. The Notes bear interest at a rate of 4.875% per annum. Interest on the Notes will be payable semiannually to holders of record at the close of business on May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing December 1, 2016.

The following is a brief description of the terms of the Notes and the Indenture. As used herein, the term “Existing Notes” refers to the Company’s 4.500% Senior Notes due 2019 and 5.250% Senior Notes due 2021.

Ranking

The Notes and the guarantees are the Company’s, the Co-Issuer’s and the Note Guarantors’ senior unsecured obligations and:

•	rank senior in right of payment to the Issuers’ and the Note Guarantors’ future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•	rank equally in right of payment with all of the Issuers’ and the Note Guarantors’ existing and future senior debt, including the Existing Notes, and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; and

•	are effectively subordinated to all of the Issuers’ and the Note Guarantors’ existing and future secured debt, including the Company’s obligations under its senior secured credit facilities, to the extent of the value of the assets securing such debt.

The guarantees by Holdings are Holdings’ unsecured senior subordinated obligations, are equal in right of payment to all existing and future subordinated indebtedness of Holdings, including its obligations under the Existing Notes, and are junior in right of payment to all existing and future senior indebtedness of Holdings. In addition, the Notes are structurally subordinated to all of the existing and future liabilities and obligations (including trade payables, but excluding intercompany liabilities) of each of the Company’s non-guarantor subsidiaries.

Guarantees

The Notes are jointly and severally guaranteed by each of the Company’s existing and future U.S. subsidiaries that is a guarantor under its senior secured credit facilities or that guarantees certain other indebtedness in the future (other than the Co-Issuer), subject to certain exceptions (the “Note Guarantors”), and by Holdings on an unsecured senior subordinated basis.

Optional Redemption

Prior to March 1, 2023 (three months prior to the maturity date of the Notes), the Issuers may redeem the Notes at their option, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). On or after March 1, 2023 (three months prior to the maturity date of the Notes), the Issuers may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control

Upon the occurrence of a Change of Control, as defined in the Indenture, the Issuers must offer to repurchase the Notes at 101% of the applicable principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Covenants

The Indenture contains various covenants that limit the Company and its restricted subsidiaries’ ability to take certain actions, which covenants are subject to a number of important exceptions and qualification. In addition, for so long as the Notes have an investment grade rating from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing under the Indenture, the Company and its restricted subsidiaries will not be subject to certain of such covenants. These covenants include limitations on the Company’s and its restricted subsidiaries’ ability to (a) incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock, (b) pay dividends or make distributions to its stockholders, (c) repurchase or redeem capital stock, (d) make investments or acquisitions, (e) incur restrictions on the ability of certain of its subsidiaries to pay dividends or to make other payments to the Company, (f) enter into transactions with affiliates, (g) create liens, (h) merge or consolidate with other companies or transfer all or substantially all of its assets, (i) transfer or sell assets, including capital stock of subsidiaries and (j) prepay, redeem or repurchase debt that is subordinated in right of payment to the Notes.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 1, 2016, among Realogy Group LLC, as Issuer, Realogy Co-Issuer Corp., as Co-Issuer, Realogy Holdings Corp., the Note Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 4.875% Senior Notes due 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Group LLC

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Realogy Holdings Corp.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: June 3, 2016